                         FIRST AMENDMENT AND SUPPLEMENT
                               TO RIGHTS AGREEMENT

         This First Amendment and Supplement to Rights Agreement dated as of March 5, 2003 (the "First Supplement") is made and entered into by and between Gevity HR, Inc., a Florida corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent").

                                    RECITALS

         WHEREAS, the Company and the Rights Agent have entered into the Rights Agreement dated as of April 23, 2002 (the "Rights Agreement"), and Section 26 of the Rights Agreement authorizes the Company to supplement and amend any provision of the Rights Agreement without the approval of any holders of certificates representing Common Shares (as defined in the Rights Agreement); and

         WHEREAS, the Company has determined to exempt from the application of the Rights Agreement (i) the purchase of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") upon initial issuance thereof by the Company, (ii) the conversion of shares of Series A Preferred Stock into Common Shares in accordance with the terms thereof, and (iii) any increases in the number of Common Shares into which the Series A Preferred Stock is convertible from time to time as a result of provisions contained in the Certificate of Designation including provisions designed to protect against dilution which would result in a reduction in the conversion price applicable to the Series A Preferred Stock as a result of issuances of Common Shares by the Company at a per share price which is less than the conversion price then in effect for the Series A Preferred Stock, and stock splits, stock dividends, reorganizations, mergers, and consolidations.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

         Section 1. Definitions. For purposes of this First Supplement, capitalized terms not otherwise defined shall have the meanings set forth in the Rights Agreement and the following terms shall have the following meanings:

                 (a) "Certificate of Designation" shall mean the Certificate of Designation of the Series A Convertible Preferred Stock approved by the Board of Directors providing for the terms and provisions of the Series A Preferred Stock.

                (b) "Initial Purchase" shall mean the purchase by any Initial Purchaser of shares of the Series A Preferred Stock from the Company upon the initial issuance thereof by the Company.

                (c) "Initial Purchasers" shall mean the Persons who purchase shares of the Series A Preferred Stock from the Company upon the initial issuance thereof by the Company.

                (d) "Series A Preferred Stock" shall mean the Company's Series A Convertible Preferred Stock.

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         Section 2. Exemption of Transactions.

                 (a) An Initial Purchaser of shares of Series A Preferred Stock shall not be deemed to be an "Acquiring Person" under the Rights Agreement solely by reason of the purchase of such shares of the Series A Preferred Stock from the Company upon the initial issuance thereof by the Company even if such purchase results in such Initial Purchaser becoming the Beneficial Owner of 15% or more of the Common Shares.

                (b) The issuance of the Series A Preferred Stock by the Company and the Initial Purchase thereof by the Initial Purchasers shall not be deemed to be a Triggering Event under the terms of the Rights Agreement even if such purchase results in any Initial Purchaser becoming the Beneficial Owner of 20% or more of the Common Shares.

                (c) The conversion by any holder of shares of Series A Preferred Stock into Common Shares in accordance with the terms thereof and the receipt by such holder of Common Shares in such conversion shall be exempt from the application of the terms of the Rights Agreement and shall not, in and of itself, cause such holder to be an Acquiring Person (even if such conversion and receipt of Common Shares results in such holder becoming the Beneficial Owner of 15% or more of the Common Shares), and shall not be deemed to be a Triggering Event (even if such conversion and receipt of Common Shares would result in such holder becoming the Beneficial Owner of 20% or more of the Common Shares).

                (d) An increase in the number of Common Shares into which the Series A Preferred Stock is convertible as a result of provisions set forth in the Certificate of Designation, including by reason of issuances of Common Shares by the Company at a per share price which is less than the conversion price then in effect on the Series A Preferred Stock, and stock splits, stock dividends, reorganizations, mergers, and consolidations, shall not be deemed to be a Triggering Event under the terms of the Rights Agreement.

         Section 3. Binding Effect. The Rights Agreement, as amended and supplemented by this First Supplement, shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplement to be dully executed and the respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                               GEVITY HR, INC.


                               By:
                                  ---------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                               Attest:
                                      -----------------------------------------

                               [SEAL]


                               AMERICAN STOCK TRANSFER & TRUST COMPANY

                               By:
                                  ---------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                               Attest:
                                      -----------------------------------------

                               [SEAL]


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